AGREEMENT AND PLAN OF REORGANIZATION



THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is entered into as of this 10/28/98 by and among Accident Prevention Plus, Inc. (Nevada Corp.), (referred to as "APP), with its offices and principal place of business at 145 Oser Avenue, Hauppauge, NY, and KMR Telecom Limited (India Corp.)with principal place of business at Flat #3, 3-43-165 West Marredpally, Secunderabad, India, (referred to as "KMR"), and its shareholders as approved by the Board of Directors "Shareholder", who are the holders of the majority of the issued and outstanding shares of common stock of APP and Richard Goodhart as the owner of all of the issued and outstanding shares of KMR , with respect to the following facts:

A. Richard Goodhart, who is the owner of 49% equity in KMR and has been assigned exclusive "Power of Attorney" (see attached) for KMR, and Dinesh and Ritu Kumar, whom jointly own 51% of KMR wish to merge and become a wholly owned subsidiary of "APP"

B. Upon the execution hereof "KMR" shall assign such ownership and rights to "APP".

C. This  Agreement  constitutes a plan or  reorganization  within the meaning of
Section 368 (a) (1) (B) of the Internal Revenue Code of 1986, as amended. "APP" shall acquire pursuant hereto, 100 percent of the outstanding "KMR" shares,'in exchange for 5 percent of the outstanding shares of "APP".

NOW, THEREFORE, the parties hereto agree as follows:

1.  THE ACQUISITION
    ---------------

1.1. Upon the terms and conditions set forth herein, "APP" hereby agrees to transfer and assign to Richard Goodhart 392,000 shares amounting to 49 percent of 5 percent of the issued and outstanding shares of its common stock and Dinesh and Ritu Kumar shall jointly receive 408,000 shares amounting to 51 percent of 5 percent of the issued and outstanding shares of "APP". Upon completion of the transaction, "KMR" shall become a wholly owned subsidiary of "APP".

1.2. Title to shares. Concurrent herewith, Richard Goodhart and jointly, Dinesh and Ritu Kumar, shall convey to "APP" good and marketable title to "KMR's" shares, except such restrictions as are imposed by federal and state securities laws, liabilities, or restrictions created, if any, by "KMR". RICHARD GOODHART shall deliver to "APP" all certificates representing "KMR's" shares duly endorsed for transfer.

2.  EXCHANGE
    ---------

2.1. As consideration for the acquisition of the 1,086,900 shares of "KMR", "APP" shall issue to and for the benefit of Richard Goodhart shareholder, effective as of the date hereof 392,000 shares and Dinesh and Ritu Kumar joint shareholders shall be jointly issued 408,000 shares of "APP" duly authorized, fully paid and nonassessable common stock at $001 par value.

2.2. (a) "KMR" Shareholders shall have good and marketable title to "APP" shares, acknowledging any debts, liabilities, obligations, claims or restrictions, except such restrictions as are imposed by federal or state securities laws. Concurrently herewith, "AP"' shall deliver to "KMR", a letter directed to "KMR", the Continental Transfer Agent, authorizing the issuance of certificates representing 800,000 shares. Each Shareholder shall execute and deliver an investment certificate to "APP" in the form of Exhibit 2.2.

     (b) Except for such shares which may be registered pursuant to a registration statement to be filed with the SEC, the 800,000 shares shall be restricted from sale to the public and shall retain their restricted nature for a period of two years from the closing Date. Each certificate shall bear an appropriate legend describing the transfer restriction.

2.3. Legend. Each stock certificate representing "APP" shares shall bear the following legends:

          The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 ("1933 Act") nor under any applicable state securities act and may not be offered or sold except pursuant to (I) an effective registration statement relating to such stock under the 1933 Act and any applicable state securities act, (II) to the extent applicable, Rule 144 under the 1933 Act (or any similar rule under such act or acts relating to the disposition of securities), or (III) an opinion of counsel satisfactory to the Corporation that an exemption from registration under such Act or Acts is available.


3.  REPRESENTATIONS AND WARRANTIES OF "APP"
    ---------------------------------------

"APP" represents and warrants to "KMR" that: all representation and warranties have been waived.

4.  REPRESENTATIONS AND WARRANTIES OF "KMR"
    ---------------------------------------

"KMR"   represents  and  warrants  to  each  Shareholder  and  "APP"  that:  all representation and warrants have been waived.

5.  CONDITIONS TO "KMR" OBLIGATIONS
    -------------------------------

Unless waived by "APP" in writing, "KMR" obligations hereunder are subject to the satisfaction on or prior to the date hereof.

6.  CONDITIONS TO "APP" OBLIGATIONS
    -------------------------------

Unless waived by "KMR" in writing, the "APP" obligations hereunder are subject to the satisfaction on or prior to the date hereof.

7.  INDEMNITY
    ---------

The Shareholders agree to waive any indemnification, hold harmless, reimburse and defend "APP" and "KMR" against any claim, costs, expense, liability, obligation, loss or damage (including legal fees) of any nature, incurred by or imposed upon the Companies which results, arises out of or is based upon:

(a) any misrepresentation by the Shareholders or breach of any warranty by the Shareholders in this Agreement or in any Exhibit or Schedule attached hereto; or
(b)  any breach or default in performed by each of them hereunder.

8.   CLOSING
     -------

The consummation of the transactions contemplated herein shall take place at the offices of "APP" within fourteen days after the ratification of this Agreement by "APP" Board of Directors. "APP" shall convene a special meeting of its Board of Directors for the purpose of passing upon this agreement within fourteen days from date.

9.  MISCELLANEOUS
    -------------

9.1. Notice. All notices, demands or other communications required or desired to be delivered hereunder by any party shall be in writing and shall be validly given or made to another party if served either personally or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication be served personally, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication be given by mail, such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:

a)  Mr. Seth I. Ben-Ezra,               c/o  Stephen J. Goldstein, PC
                                        500 North Broadway, Suite 243
                                        Jericho, NY 11753

b)  Richard Goodhart                    99 Aspen Drive East
                                        Woodbuzy, NY 11797

Any party hereto may change its address for the purpose of receiving notices, demands and other communications as herein provided by written notice delivered in the manner aforesaid to the other party or parties hereto.

9.2. Modifications or amendments. No amendment, change or modification of this document shall be valid unless in writing and signed by all of the parties hereto.

9.3. Waiver. No reliance upon or waiver of one or more provisions of this Agreement shall constitute a waiver of any other provisions hereof.

9.4. Successors and Assigns. All of the terms and provisions contained herein shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, representatives and successors, provided, however, that no party shall be entitled to assign its rights hereunder or delegate its responsibilities without the prior written consent of all other parties.

9.5. Separate Counterparts. This document may be executed in one or more separate counterparts, each of which, when so executed, shall be deemed to be an original. Such counterparts shall, together, constitute and shall be one and the same instrument.

9.6. Captions. The captions appearing at the commencement of the paragraphs hereof are descriptive only and are for convenience in reference. In the event of a conflict between any such caption and the paragraph at the head of which it appears, the paragraph and not such caption shall control and govern in the construction of this document.

9.7. Exhibits and Schedules. Each fact or statement recited or contained in any exhibit, schedule, certificate or other instrument delivered by or on behall'of the parties hereto, or in connection with the transactions contemplated hereby, shall be deemed a representation and a warranty hereunder.

9.8. Further Assurances. Each of the parties hereto shall execute and deliver, if required, additional papers, documents, and other assurances, and shall do all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to cariy out the intent of the parties and this agreement.

9.9 Applicable Law and Severability. In the event of controversy this agreement and the exhibits forming a part hereof shall be governed by the laws of the State of New York's conflict of laws rules applicable to agreements executed and to be wholly performed within the State of New York. Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and wherever there is a conflict between any provision contained herein and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right of contract, the latter shall prevail but the provision of this document which is affected shall be curtailed and limited only to extent necessary to comply with the requirements of the law.

9.10 Enforceability. It is agreed that the rights granted to the parties hereunder are of a special unique kind and character and that, in the event of a breach by any party of any material provision of this document, the other party or parties would not have any adequate remedy at law. It is expressly agreed, therefore, that the rights of the parties hereunder may be enforced by an action for specific performance and such other equitable relief as is provided under the laws of the State of New York.

9.11 Attorney's Fees and Cost. In the event any action is instituted by a party hereto to enforce any of the terms or provisions hereof, the prevailing party in such action shall be entitled to such reasonable attorneys' fees, costs and expenses as may be fixed by the Court.

9.12 Entire Agreement. This document, together with any related documents referred to in this Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement, and all prior agreements, understandings or representations are hereby terminated and canceled in their entirety.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.



Accident Prevention Plus, Inc.                 KMR Telecom Limited



/s/  Steven H. Wahrman                         /s/  Richard Goodhart
-------------------------------                ---------------------------------

President                                      Authorized Representative
-------------------------------                ---------------------------------

10/28/98                                       10/28/98
-------------------------------                ---------------------------------